EXHIBIT 32
CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
      Michael Tokarz, in the capacity of the officer who performs the functions of Principal Executive Officer of MVC Capital, Inc., a Delaware corporation (the “Registrant”), certifies that:

1. The Registrant’s Quarterly report on Form 10-Q for the period ended July 31, 2005 (the “Form 10-Q”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

In the capacity of the officer who performs the functions of Principal Executive Officer for MVC Capital, Inc.

/s/ Michael Tokarz

Michael Tokarz
Date: 9/8/2005
      Frances Spark, in the capacity of the officer who performs the functions of Principal Financial Officer, of MVC Capital, Inc., a Delaware corporation (the “Registrant”), certifies that:

1. The Registrant’s Quarterly report on Form 10-Q for the period ended July 31, 2005 (the “Form 10-Q”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

In the capacity of the officer who performs the functions of Principal Financial Officer for MVC Capital, Inc.

/s/ Frances Spark

Frances Spark
Date: 9/8/2005

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